FOR:   International Speedway Corporation

                            APPROVED BY:   Wes Harris
                                           Director of Investor Relations
                                           (904) 947-6465

                                CONTACT:   Betsy Brod/Keith Curtis
                                  Media:   Michael McMullan/Jennifer Kirksey
                                           Morgen-Walke Associates, Inc.
FOR IMMEDIATE RELEASE                      (212) 850-5600
KANSAS SPEEDWAY CORP. SECURES THREE MAJOR RACE DATES FOR INAUGURAL SEASON

     DAYTONA BEACH, FLORIDA   May 8, 2000   International Speedway Corporation
("ISC") (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB), a leading promoter of motorsports entertainment, announced today that Kansas Speedway Corporation ("KSC") has been awarded three major motorsports event dates, including a NASCAR Winston Cup Series event, for the new facility's inaugural racing season in 2001. In addition, KSC will host a NASCAR Busch Series, Grand National Division event, and an Indy Racing Northern Light Series event.

     NASCAR officials announced that KSC will host a NASCAR Busch Series race on Saturday, September 29, 2001, followed by a NASCAR Winston Cup Series race on Sunday, September 30th. In addition, Indy Racing League officials announced that KSC will host an Indy Racing Northern Light Series event on Sunday, July 8, 2001.

     Grant Lynch, President of KSC, and Vice President of ISC, commented, "As construction on this premier facility continues on schedule for completion next Spring, we are pleased to announce major event dates in this promising new market. The sanctioning of major races by NASCAR and the Indy Racing League justifies our efforts in Kansas City as the market offers tremendous growth opportunities for both the sport and ISC."

     International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually. The Company owns and/or operates 11 major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan Speedway located outside Detroit, Michigan; California Speedway near Los Angeles, California; Homestead-Miami Speedway in Florida; Phoenix International Raceway in Arizona; Richmond International Raceway in Virginia; Darlington Raceway in South Carolina; North Carolina Speedway in Rockingham, North Carolina; Watkins Glen International in New York, and Nazareth Speedway in Pennsylvania. In addition, the Company is developing a superspeedway in Kansas City, Kansas. Other track interests include the operation of Tucson (Arizona) Raceway Park and an indirect 37.5% interest in Raceway Associates, LLC, which owns the Route 66 Raceway and is developing a superspeedway in the Chicago area. The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; Americrown Service Corporation, a provider of catering services, food and beverage concessions, and merchandise sales, and Motorsports International, a producer and marketer of motorsports-related merchandise. For more information, visit the Company's Web site at www.iscmotorsports.com.

     Statements made in this release that state the Company's or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including but not limited to the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC.
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